Exhibit 10.5

EXECUTION COPY

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) dated as of June 22, 2009 is entered into by and among HUNTSMAN INTERNATIONAL LLC, a Delaware limited liability company (the “Borrower”), DEUTSCHE BANK AG NEW YORK BRANCH (“DB”) and CREDIT SUISSE, CAYMAN ISLANDS BRANCH (“CS”).

RECITALS

A.            The Borrower, the Lenders and Agents named therein and DB, as administrative agent (the “Administrative Agent”), have heretofore entered into that certain Credit Agreement dated as of August 16, 2005 (as amended, restated and otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

B.            In accordance with Section 2.1(a)(ii) of the Credit Agreement and pursuant to that certain Fourth Amendment to Credit Agreement dated of even date herewith among the Borrower, the Administrative Agent, DB and CS (the “Fourth Amendment”), subject to the terms and conditions contained therein, DB and CS will make Term C Dollar Loans to the Borrower on the Fourth Amendment Effective Date.

C.            The aforementioned Term C Dollar Loans are being made by DB and CS to the Borrower in connection with that certain Settlement Agreement dated as of even date herewith among the Borrower, DB and CS, which is being entered into by the parties thereto to effectuate the settlement of certain disputes among the parties; the Borrower is entering into the Settlement Agreement and the Fourth Amendment in reliance upon the terms of this Agreement.

NOW, THEREFORE, in consideration of the recitals herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Voting under Credit Agreement.     In connection with any proposed amendment, modification, supplement, waiver, discharge, termination or other change in respect of the Credit Agreement or any other Loan Document or any provision thereof, or in connection with any matter under the Loan Documents as to which the vote or consent of Lenders are requested or required (including, without limitation, with respect to the exercise of any rights or remedies under any Loan Document) (any of the foregoing, a “Proposed Voting Matter”), each of DB, CS, and their respective affiliates (collectively, the “Restricted Voters”), shall vote or consent in respect of such Proposed Voting Matter with respect to any Term Loans (other than Excluded Term Loans, as such term is defined herein) held by such Restricted Voter  (but such Restricted Voter shall not be required to so vote or consent with respect to any other Loans held by such Restricted Voter, or so vote or consent in any other capacity of such Restricted Voter, including, without limitation, in its capacity as Administrative Agent) on a proportionate basis in accordance with the vote or consent of all of the Lenders (other than the Restricted Voters) who vote or consent in respect thereof (for example, if the Lenders (other than the Restricted Voters) vote 60% in favor of a Proposed Voting Matter based upon their aggregate commitments and/or the outstanding principal amount of their Loans, then, likewise, the Restricted Voters shall vote their Term Loans 60% in favor of such Proposed Voting Matter based upon the aggregate outstanding principal amount of their Term Loans), and each such Restricted Voter, in accordance with its vote or consent, shall execute such documentation in connection with such Proposed Voting Matter as may be required to evidence such vote or consent; provided that, no Restricted Voter shall be required to vote or consent as aforesaid: (a) with respect to any Proposed Voting Matter, if the Borrower has provided its prior written consent to the effect that such requirement is not applicable to such Restricted Voter with respect to such Proposed Voting Matter; (b) in connection with any Proposed Voting Matter as to which the Borrower has requested or solicited a favorable vote or consent from the Lenders and as to which such Restricted Voter votes or consents 100% in favor of such Proposed Voting Matter; (c) during any time that the aggregate principal amount of Term C Dollar Loans outstanding under the Credit Agreement exceeds (or would exceed after giving effect to any transactions contemplated in connection with the Proposed Voting Matter, in the case of an exit consent) the aggregate principal amount of other Term Loans outstanding under the Credit Agreement; and (d) to the extent that any Proposed Voting Matter would (i) extend the final scheduled maturity of any Term Loan, or reduce the rate or extend the time of payment of interest (except for waivers of Default Rate interest) or fees thereon (if any), or reduce or forgive the principal amount thereof, (ii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents) or release any Guarantor (other than (x) a Guarantor that is not a Material Subsidiary or (y) in connection with a transaction permitted by Section 8.3 of the Credit Agreement), (iii) amend, modify or waive any provision of Section 12.1 of the Credit Agreement, (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that the definition of “Required Lenders” shall henceforth include Term C Loan Lenders), (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under the Credit Agreement, (vi) increase the Commitments of such Restricted Voter over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, Events of Default or Unmatured Events of Default shall not constitute an increase of the Commitment of any Restricted Voter, and that an increase in the available portion of any Commitment of any Restricted Voter shall not constitute an increase in the Commitment of such Restricted Voter), (vii) amend the definition of Majority Lenders, (viii) alter the required application of any prepayments or repayments (or commitment reduction), as between the various Facilities pursuant to Section 4.5(a) of the Credit Agreement, or (ix) disproportionately alter, as between the various Facilities, the priority of: (A) any repayments of principal or prepayments of principal, (B) Liens, (C) the application of collateral proceeds or (D) any Guaranty.

2.             Enforcement Costs; Indemnity.

a.             Each of DB and CS agree to pay all fees, charges and disbursements of counsel and other professionals’ fees of every kind paid or incurred by the Borrower or any affiliate of the Borrower in enforcing the agreements contained herein or the rights of the Borrower hereunder against it or any of its affiliates.

b.             Each of DB and CS hereby agree to indemnify the Borrower, its affiliates and their respective officers, directors, employees, agents and representatives from and against, and hold each such person harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of counsel for any such indemnitee, incurred by or asserted against any such indemnitee arising out of, in connection with, or as a result of, the breach of this Agreement or the provisions hereof by DB, CS or any of their respective affiliates, whether based on contract, tort or any other theory and regardless of whether any indemnitee is a party hereto, and such indemnity shall extend to each indemnitee notwithstanding the sole or concurrent negligence of every kind or character whatsoever, whether active of passive, whether an affirmative act or omission, including without limitation, all types of negligent conduct identified in the Restatement (Second) of Torts, of one or more of the indemnitee; provided that, such indemnity shall not, as to any indemnitee, be available to the extent that such loses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted solely and directly from the gross negligence, bad faith or willful misconduct of such indemnitee.

3.             Certain Defined Terms.

For purposes of this Agreement, the following terms have the following meanings:

“hold” or any correlative term thereof means the holding with respect to any Loan, whether directly, indirectly, beneficially, or by or through any arrangement pursuant to which any Person has the power to direct or control the voting or consent rights in respect thereof.

“Excluded Term Loans” means Term Loans held by a Restricted Voter to the extent that: (i) the ultimate beneficiaries of such Term Loans who are not themselves Restricted Voters exercise, whether by contract, law or prevailing market practice, control over the vote or consent of such Term Loans (provided that in the case of any of the foregoing circumstances, to the extent that such Restricted Voter is not otherwise prohibited by such contract or law, or it is usual and customary in the case of prevailing market practice, to exercise its own discretion to vote or consent with respect to any matter, such Restricted Voter shall vote or consent as otherwise required by the terms of Section 1 hereof), or (ii) such Restricted Voter is required as a fiduciary on behalf of other Persons who are not themselves Restricted Voters to vote in the interests of such Persons in connection with asset management or similar services provided by such Restricted Voter in the ordinary course of business; provided, that no Term Loans shall be Excluded Term Loans to the extent this definition is used in a scheme or arrangement to circumvent the provisions and the intent of this Agreement.

4.             Miscellaneous.

a.             This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

b.             The Borrower may demand specific performance of this Agreement and DB and CS hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Borrower.

c.             This Agreement may be executed in any number of counterparts and by the different parties on different counterpart signature pages, all of which, taken together, shall constitute one and the same agreement.

d.             Any of the parties hereto may execute this Agreement by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission shall be effective as delivery of a manually executed counterpart hereof.

e.             The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns; provided that, this Agreement shall not be binding upon any unaffiliated third party that purchases Term Loans from either DB or CS (but the effectiveness of this Agreement shall be reinstated against DB, CS or any affiliate of either thereof in the event they re-acquire any Term Loans from an unaffiliated third party).

f.              An amendment, modification or waiver in respect of this Agreement will only be effective if in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties hereto.

g.             Each of DB and CS hereby irrevocably instructs the Administrative Agent under the Credit Agreement to vote or consent on its behalf in connection with any Proposed Voting Matter in accordance with the terms hereof.

h.             Each of the parties hereto hereby agrees that any party hereto may publicly disclose this Agreement.

5.             Representations and Warranties.  Each of DB and CS represent and warrant to the Borrower as of the date hereof as follows:

a.             It (i) is duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its formation and (ii) has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

b.             It has duly taken all corporate action necessary to authorize the execution and delivery by it of this Agreement and to authorize the consummation of the transactions contemplated hereby and the performance of its obligations hereunder.  It has duly executed and delivered this Agreement.  This Agreement is the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

DEUTSCHE BANK AG NEW YORK BRANCH,

By:	/s/ David Waill
Name: David Waill
Title: Managing Director

By:	/s/ Evelyn Thierry
Name: Evelyn Thierry
Title: Vice President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By:	/s/ James Moran
Name: James Moran
Title: Managing Director

By:	/s/ Robert Hetu
Name: Robert Hetu
Title: Managing Director

HUNTSMAN INTERNATIONAL LLC

By:	/s/ Samuel D. Scruggs
Name: Samuel D. Scruggs
Title: Executive Vice President, General Counsel and Secretary

SIGNATURE PAGE TO VOTING AGREEMENT

ACKNOWLEDGMENT

By the execution and delivery of this Acknowledgment, the Administrative Agent hereby acknowledges this Agreement and the irrevocable instruction set forth in Section 4(g) of this Agreement.

DEUTSCHE BANK AG NEW YORK BRANCH,
in its capacity as Administrative Agent

By:	/s/ David Waill
Name: David Waill
Title: Managing Director

By:	/s/ Evelyn Thierry
Name: Evelyn Thierry
Title: Vice President

SIGNATURE PAGE TO VOTING AGREEMENT